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
                                                                                                             Exhibit 12
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                ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS TO FIXED CHARGES RATIO

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
                                                                                  For the year ended
                                                                                     December 31,
                                                               --------------------------------------------------------
(in millions)                                                   2003        2002        2001        2000        1999
                                                               --------   ---------   ---------   ---------   ---------
 1. Income from operations before income taxes, dividends
    on redeemable preferred securities of subsidiary trusts,
    and cumulative effect of charge in accounting principle    $    453   $     302   $     553   $     711   $     770

 2. Dividends from less than 50% ownded subsidiary                    -           -           -           -           -
                                                               --------   ---------   ---------   ---------   ---------

 3. Income from operations before income taxes (1+2)           $    453   $     302   $     553   $     711   $     770
                                                               --------   ---------   ---------   ---------   ---------

 4. Interest on indebtedness                                   $      -   $       -   $       -   $       -   $       -

 5. Interest factor of annual rental expense                          -           2           4           4           4
                                                               --------   ---------   ---------   ---------   ---------

 6. Total fixed charges (4+5)                                  $      -   $       2   $       4   $       4   $       4
                                                               --------   ---------   ---------   ---------   ---------

 7. Income from operations before income taxes and fixed
    charges (3+6)                                              $    453   $     304   $     557   $     715   $     774
                                                               ========   =========   =========   =========   =========

 8. Ratio of earnings to fixed charges before dividends on
    redeemable preferred securities and interest credited to
    contractholder funds (7/6)                                        -       152.0X      139.3X      178.8X      193.5X
                                                               ========   =========   =========   =========   =========

 9. Dividends on redeemable preferred securities                      2           3          20          20          18

10. Total fixed charges and dividends on redeemable
    preferred securities (6+9)                                 $      2   $       5   $      24   $      24   $      22
                                                               --------   ---------   ---------   ---------   ---------

11. Income from continuing operations before income taxes,
    fixed charges and redeembale preferred securities (3+6+9)  $    455   $     307   $     577   $     735   $     792
                                                               ========   =========   =========   =========   =========

12. Ratio of earnings to fixed charges before interest credited
    to contractholder funds (11/10)                               227.5X       61.4X       24.0X       30.6X       36.0X
                                                               ========   =========   =========   =========   =========

13. Interest credited to contractholder funds                  $  1,764   $   1,691   $   1,670   $   1,519   $   1,260

14. Total fixed charges including dividends on redeemable
    preferred securities and interest credited to
    contractholder funds (10+13)                               $  1,766   $   1,696   $   1,694   $   1,543   $   1,282
                                                               --------   ---------   ---------   ---------   ---------

15. Income from continuing operations before income taxes and fixed charges including interest credited to
    contractholder funds (3+14)                                $  2,219   $   1,998   $   2,247   $   2,254   $   2,052
                                                               ========   =========   =========   =========   =========

16. Ratio of earnings to fixed charges (15/14)                      1.3X        1.2X        1.3X        1.5X        1.6X
                                                               ========   =========   =========   =========   =========
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